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                                  EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the references to our firm under the captions "Selected Financial Information of Interstate" and "Experts" and to the use of our report dated February 2, 1996, with respect to the financial statements of Interstate Forging Industries, Inc. ("Interstate"), included in the Proxy Statement of Interstate that is made a part of the Registration Statement (Form S-4) and Prospectus of Citation Corporation for the registration of 1,496,474 Contingent Payment Rights.



                                             ERNST & YOUNG LLP


Milwaukee, Wisconsin
June 24, 1996